UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2018
Switch, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-38231	82-1883953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7135 S. Decatur Boulevard		89118
Las Vegas, NV		(Zip code)
(Address of principal executive offices)

(702) 444-4111
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 7, 2018, Switch, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders. The results of stockholder voting on the two proposals presented were as follows:

Proposal 1 – Stockholders elected the following six directors nominated by the Company’s board of directors, to serve until the 2019 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal, by the following votes:

Director Nominee	For	Withheld	Broker Non-Votes
Rob Roy	527,320,573	10,770,750	6,130,652
Donald D. Snyder	519,932,778	18,158,545	6,130,652
Tom Thomas	521,289,669	16,801,654	6,130,652
Bryan Wolf	523,341,606	14,749,717	6,130,652
Zareh Sarrafian	525,516,937	12,574,386	6,130,652
Kim Sheehy	537,766,759	324,564	6,130,652
Proposal 2 – Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 by the following votes:

For	Against	Abstain	Broker Non-Votes
543,906,575	189,903	125,497	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 8, 2018	Switch, Inc.
(Registrant)

		By:	/s/ Gabe Nacht
		Name:	Gabe Nacht
		Title:	Chief Financial Officer